UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 15, 2007

BIOSITE INCORPORATED
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

000-21873 (Commission File Number)	33-0288606 (IRS Employer Identification No.)
9975 Summers Ridge Road
San Diego, California 92121
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (858) 805-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On June 15, 2007, the Compensation Committee of the Board of Directors of Biosite Incorporated (the “Company”), approved certain amendments to the Company’s Change in Control Severance Benefit Plan (the “Amended Severance Plan”) covering matters related to Section 409A of the Internal Revenue Code of 1986, as amended (the “Amendments”). The Amendments do not affect the scope or amount of benefits an eligible employee or a non-employee director are entitled to receive under the Amended Severance Plan.
     A copy of the Amended Severance Plan is attached as Exhibit 10.1 to this report and is incorporated herein by reference. The foregoing description of the Amended Severance Plan does not purport to be complete and is qualified in its entirety by reference to the Amended Severance Plan.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Number	Description
10.1	Biosite Incorporated Change in Control Severance Benefit Plan, as amended.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biosite Incorporated
Dated: June 20, 2007	By:	/s/ Christopher J. Twomey
Christopher J. Twomey
Senior Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Number	Description
10.1	Biosite Incorporated Change in Control Severance Benefit Plan, as amended.